Exhibit 99.1

Gilead Contacts: Jacquie Ross, Investors investor_relations@gilead.com Meaghan Smith, Media public_affairs@gilead.com	Jounce Contact: Eric Laub, Media and Investors elaub@jouncetx.com, (857) 259-3853

GILEAD  TO  ACQUIRE  ALL REMAINING RIGHTS TO  POTENTIAL FIRST-IN-CLASS  IMMUNOTHERAPY  GS-1811  FROM  JOUNCE  THERAPEUTICS

-- Agreement Covers Buyout of Remaining Financial Obligations for Anti-CCR8 Antibody in Development as a Potential Treatment for Solid Tumors --

FOSTER CITY, Calif. & CAMBRIDGE, Mass., December 27, 2022 – Gilead Sciences, Inc. (Nasdaq: GILD) and Jounce Therapeutics, Inc. (Nasdaq: JNCE) amended their existing license agreement for GS-1811 (formerly JTX-1811), enabling Gilead to buyout remaining contingent payments potentially due under the license agreement executed in August 2020.  As part of the transaction, certain operational obligations of the parties related to GS-1811, an anti-CCR8 antibody, set forth in the license agreement have also been terminated. Gilead will acquire certain related intellectual property, including all outstanding rights of Jounce to GS-1811, pursuant to the transaction agreement. GS-1811, a potentially first-in-class immunotherapy, is designed to selectively deplete immunosuppressive tumor-infiltrating T regulatory cells in the tumor microenvironment and is currently in Phase 1 clinical development as a possible treatment for patients with solid tumors.

“We are pleased to announce the signing of this transaction with Gilead who have a strong track record of developing and successfully commercializing leading brands in biotechnology,” said Richard Murray, Ph.D., chief executive officer and president of Jounce. “This transaction allows us to extend our runway and remain focused on delivering meaningful and long-lasting benefits to cancer patients. It was important for Jounce at this time to bolster our cash resources given challenges in capital markets for biotech companies.”

Jounce will receive proceeds of $67 million for this transaction and Gilead will be solely responsible for all further research, development, and commercialization of GS-1811 globally.

“Today’s news about GS-1811 further demonstrates our commitment to our rapidly evolving oncology franchise and mission of pioneering next-generation medicines for people with cancer,” said Bill Grossman, M.D., Ph.D., Senior Vice President, Therapeutic Area Head, Gilead Oncology. “GS-1811, with its potential new pathway of activating the immune system, gives us the opportunity to potentially change the standard of care with a treatment that works from inside cancerous cells to shrink solid tumors.”

Beginning in the first quarter of 2022, consistent with recent industry communications from the U.S. Securities and Exchange Commission (SEC), Gilead no longer excludes acquired IPR&D expenses from its non-GAAP financial measures. We expect the transaction with Jounce to reduce Gilead’s GAAP and non-GAAP 2022 EPS by approximately $0.04.

Gilead Sciences, Inc. 333 Lakeside Drive Foster City, CA 94404 USA    www.gilead.com
phone 650 574 3000 facsimile 650 578 9264

Jounce will no longer be entitled to receive the remaining contingent payments of up to $645 million in milestones and high single digit to mid-teens royalties based upon worldwide sales under the original license agreement. Additional details of the transaction, including related agreements and matters, will be contained in a Current Report on Form 8-K to be filed by Jounce.

About Jounce Therapeutics
Jounce Therapeutics, Inc. is a clinical-stage immunotherapy company dedicated to transforming the treatment of cancer by developing therapies that enable the immune system to attack tumors and provide long-lasting benefits to patients through a biomarker-driven approach. Jounce currently has multiple development stage programs ongoing while simultaneously advancing additional early-stage assets from its robust discovery engine based on its Translational Science Platform. Jounce’s highest priority program, JTX-8064, is a LILRB2 (ILT4) receptor antagonist shown to reprogram immune-suppressive tumor associated macrophages to an anti-tumor state in preclinical studies. JTX-8064 is being investigated alone and in combination with pimivalimab (formerly JTX-4014), Jounce’s internal PD-1 inhibitor, in one monotherapy and seven indication-specific combination therapy cohorts in the Phase 1/2 INNATE trial and is currently enrolling patients with advanced solid tumors in the Phase 2 portion of the study. Jounce’s most advanced product candidate, vopratelimab, is a monoclonal antibody that binds to and activates ICOS, and is currently being studied in the SELECT Phase 2 trial. Pimivalimab is a PD-1 inhibitor intended for combination use with Jounce’s broader pipeline. For more information, please visit www.jouncetx.com.

About Gilead Sciences
Gilead Sciences, Inc. is a biopharmaceutical company that has pursued and achieved breakthroughs in medicine for more than three decades, with the goal of creating a healthier world for all people. The company is committed to advancing innovative medicines to prevent and treat life-threatening diseases, including HIV, viral hepatitis, and cancer. Gilead operates in more than 35 countries worldwide, with headquarters in Foster City, California.

Jounce Forward-Looking Statements
Various statements in this release concerning Jounce’s future expectations, plans and prospects, including without limitation, Jounce’s expectations regarding its ability to extend its cash runway may constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws and are subject to substantial risks, uncertainties, and assumptions. You should not place reliance on these forward-looking statements. Although Jounce believes that the expectations reflected in the forward-looking statements are reasonable, Jounce cannot guarantee such outcomes. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, Jounce’s ability to manage operating expenses and capital expenditures; Jounce’s ability to successfully demonstrate the efficacy and safety of its product candidates and future product candidates; Jounce’s ability to obtain, maintain and protect its intellectual property; and those risks more fully discussed in the section entitled “Risk Factors” in Jounce’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission as well as discussions of potential risks, uncertainties, and other important factors in Jounce’s subsequent filings with the Securities and Exchange Commission. All such statements speak only as of the date made, and Jounce undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Gilead Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties, and other factors, including the ability of the parties to complete or implement the transaction in a timely manner or at all; the possibility that various closing conditions for the transaction may not be satisfied or waived; the risk that Gilead may not realize the potential benefits of the transaction, including the possibility of difficulties or unanticipated expenses in connection with the transaction and the potential effects on Gilead’s revenues and earnings; Gilead’s ability to advance and successfully commercialize GS-1811; Gilead’s ability to initiate, progress or complete clinical trials within currently anticipated timelines or at all, and the possibility of unfavorable results from ongoing or additional trials, including those involving GS-1811; and any assumptions underlying any of the foregoing. These and other risks, uncertainties and other factors are described in detail in Gilead’s Quarterly Report on Form 10-Q for the quarter ended

September 30, 2022, as filed with the U.S. Securities and Exchange Commission. These risks, uncertainties and other factors could cause actual results to differ materially from those referred to in the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The reader is cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and is cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements are based on information currently available to Gilead, and Gilead assumes no obligation and disclaims any intent to update any such forward-looking statements.

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